UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/30/08

Entorian Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50553

Delaware	56-2354935
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8900 Shoal Creek Blvd.
Austin, TX 78757
(Address of principal executive offices, including zip code)

512 454 9531
(Registrant’s telephone number, including area code)

Staktek Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective June 30, 2008, Entorian Technologies Inc. amended the terms of our unsecured revolving loan agreement originally dated March 10, 2005 (the "Loan Agreement" and as amended, the "Amendment") with Guaranty Bank (the "Lender").

The Amendment extends the maturity date of the Loan Agreement to September 22, 2008; reduces the amount we can borrow from $20 million to $14 million; amends a financial covenant regarding our tangible net worth so that our tangible net worth must be at least $35 million; and includes certain other covenants. Other than nominal closing costs associated with implementing the Amendment, there are no ongoing fees associated with this Loan Agreement unless we borrow.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entorian Technologies Inc.

Date: July 01, 2008	By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President, General Counsel & Corporate Secretary